UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2011 (April 1, 2011)

SUBAYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34660	35-2089848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A536-537, 13 Block, 232 Waihuandong Road,
Xiaoguwei Street,
University City,
Guangzhou GD
510006 China
 (Address of principal executive offices) (Zip Code)

(86) 20 3999 0266
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant’s Certifying Accountant.

On April 1, 2011, PricewaterhouseCoopers Hong Kong (“PwC”), informed Subaye, Inc. (the “Company”) of its resignation as the Company’s independent registered public accounting firm, effective immediately.  PwC has served as the Company’s independent registered public accounting firm since December 23, 2010.  The Audit Committee of the Company’s Board of Directors accepted PwC’s resignation.  PwC has not issued any reports on the Company’s financial statements for any prior years or interim periods.

During the time PwC served as the Company's independent registered public accounting firm, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

PwC informed the Company that it considers the matters listed below may, in further investigated (i) materially impact the fairness or reliability of the financial information for the three months ended December 31, 2010, and (ii) cause PwC to be unwilling to rely on management’s representations. The Company's failure or inability, over an extended period of time, to adequately address:

•	PwC’s inability to obtain information and/or supporting documentation to verify cash settlements from sales agents to the Company;

•	PwC’s inability to obtain information and/or supporting documentation to verify the end customer subscriptions for the Company’s services or the services rendered by the Company to the end customers;

•	Inadequate documentation to substantiate the marketing and promotion activities performed by sales agents in return for fees paid to such agents and recorded as expenses of the Company;

•	Insufficient explanations by the Company regarding certain commonalities between certain customers and vendors; and

•	No evidence of any business tax payments by the Company for services rendered in China.

The Company and PwC believe that the above items constitute “reportable events” under Item 304(a)(1)(v) of Regulation S-K. The items above are set forth in a letter from PwC to the Company, dated April 1, 2011, attached hereto as Exhibit 16.1.

The Company’s Audit Committee discussed each of these items with PwC on April 1, 2011 and has authorized PwC to respond fully to inquiries of the successor accountant, when hired, concerning the subject matter of each of these items.  In response to the matters identified above, the Company believes and has informed its Audit Committee that (i) it has provided all available records and documentation, (ii) there is no issue regarding the commonalities of certain customers and vendors, and (iii) that all required taxes have been paid.

The Company is in discussions with an accounting firm and an accounting consultant and believes both will be formally engaged shortly.  The Company plans to quickly become back in compliance with its reporting obligations.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K prior to the time this Form 8-K was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that PwC furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein.

Item 9.01.  Financial Statements and Exhibits.

       (d)   Exhibits

Exhibit
Number                 Exhibit Title or Description

16.1                         Letter from PwC, dated April 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 7, 2011

SUBAYE, INC.

By: /s/ Zhiguang Cai Name: Zhiguang Cai Title: Chief Executive Officer